Exhibit 99.2

Press Release	Media Contact: Brendan Ranson-Walsh Senior Vice President, Global Communications 213.996.2367 Brendan.Ranson-Walsh@aecom.com	Investor Contact: Will Gabrielski Senior Vice President, Finance, Treasurer 213.593.8208 William.Gabrielski@aecom.com

AECOM reiterates its capital allocation policy, increases its share repurchase authorization to $1 billion and increases its quarterly dividend by 18%

DALLAS (November 18, 2024) — AECOM (NYSE: ACM), the trusted global infrastructure leader, today affirmed the priorities of its returns-based capital allocation policy. Accordingly, the Company announced that its Board of Directors has approved an increase to its share repurchase authorization to $1 billion and an increase to its quarterly dividend by 18% to $0.26 per share.

“The increases to our share repurchase authorization and quarterly dividend payment reflect our confidence in delivering strong earnings and cash flow growth, as well as the strength of our balance sheet,” said Troy Rudd, AECOM’s chief executive officer. “Through this announcement, we are affirming our returns-driven capital allocation policy focused on high-returning investments in accelerating organic growth and margin expansion, as well as capital returns to shareholders. This includes returning $2.5 billion to shareholders since 2020, primarily through share repurchases.”

AECOM’s Returns-Focused Capital Allocation Policy

AECOM prioritizes its capital allocation based on returns, including:

-	Investments in organic growth
-	Share repurchases
-	Dividend payments

Consistent with these priorities, the Company has bought back $2.2 billion of stock since the initiation of its repurchase program in September 2020, which has reduced its shares outstanding by 21%. In addition, the Company remains committed to increasing the per share value of its dividend by double-digits annually, as reflected in the 20% average annual increase it has delivered over the last three years.

The increased dividend as declared by the Board will be reflected in its next dividend payment on January 17, 2025, to stockholders of record on January 2, 2025.

About AECOM

AECOM (NYSE: ACM) is the global infrastructure leader, committed to delivering a better world. As a trusted professional services firm powered by deep technical abilities, we solve our clients’ complex challenges in water, environment, energy, transportation and buildings. Our teams partner with public- and private-sector clients to create innovative, sustainable and resilient solutions throughout the project lifecycle – from advisory, planning, design and engineering to program and construction management. AECOM is a Fortune 500 firm that had revenue of $16.1 billion in fiscal year 2024. Learn more at aecom.com.

Forward-Looking Statements

All statements in this communication other than statements of historical fact are “forward-looking statements” for purposes of federal and state securities laws, including any statements of the plans, strategies and objectives for future operations, profitability, strategic value creation, capital allocation strategy including stock repurchases, risk profile and investment strategies, and any statements regarding future economic conditions or performance, and the expected financial and operational results of AECOM. Although we believe that the expectations reflected in our forward-looking statements are reasonable, actual results could differ materially from those projected or assumed in any of our forward-looking statements. Important factors that could cause our actual results, performance and achievements, or industry results to differ materially from estimates or projections contained in our forward-looking statements include, but are not limited to, the following: our business is cyclical and vulnerable to economic downturns and client spending reductions; potential government shutdowns or other funding circumstances that may cause governmental agencies to modify, curtail or terminate our contracts; losses under fixed-price contracts; limited control over operations that run through our joint venture entities; liability for misconduct by our employees or consultants; failure to comply with laws or regulations applicable to our business; maintaining adequate surety and financial capacity; potential high leverage and inability to service our debt and guarantees; ability to continue payment of dividends; exposure to political and economic risks in different countries, including tariffs, geopolitical events, and conflicts; currency exchange rate and interest fluctuations; retaining and recruiting key technical and management personnel; legal claims; inadequate insurance coverage; environmental law compliance and adequate nuclear indemnification; unexpected adjustments and cancellations related to our backlog; partners and third parties who may fail to satisfy their legal obligations; managing pension costs; AECOM Capital real estate development projects; cybersecurity issues, IT outages and data privacy; risks associated with the benefits and costs of the sale of our Management Services and self-perform at-risk civil infrastructure, power construction and oil and gas businesses, including the risk that any purchase adjustments from those transactions could be unfavorable and result in any future proceeds owed to us as part of the transactions could be lower than we expect; as well as other additional risks and factors that could cause actual results to differ materially from our forward-looking statements set forth in our reports filed with the Securities and Exchange Commission. Any forward-looking statements are made as of the date hereof. We do not intend, and undertake no obligation, to update any forward-looking statement.

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